UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2008 (June 16, 2008)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 17, 2008, First Place Financial Corp. (“First Place”) issued a joint press release with OC Financial, Inc. (“OC Financial”) announcing that the shareholders of OC Financial approved the acquisition of OC Financial by First Place at OC Financial’s annual meeting of shareholders held on June 16, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The pending acquisition of OC Financial by First Place was publicly announced on April 2, 2008, when First Place and OC Financial entered into their Agreement and Plan of Merger. The Office of Thrift Supervision has approved the pending acquisition, but the acquisition remains subject to the satisfaction of other customary closing conditions. The acquisition of OC Financial is expected to be completed by June 30, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	A joint press release announcing the approval by the shareholders of OC Financial, Inc. of the acquisition of OC Financial, Inc. by First Place Financial Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: June 17, 2008	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	A joint press release announcing the approval by the shareholders of OC Financial, Inc. of the acquisition of OC Financial, Inc. by First Place Financial Corp.